                                  EXHIBIT 10.1

                         FINANCIAL CONSULTANT AGREEMENT


         THIS FINANCIAL CONSULTANT AGREEMENT (the "Agreement") is made and entered into as of October 7, 1996 by and between Jens Olsen, a natural person, having a principal place of business at 230 Park Avenue, Suite 1000, New York, New York 10169 ("Consultant") and Capitol Communities Corporation, a Nevada corporation, having its principal place of business at 25550 Hawthorne Boulevard, Suite 207, Torrance, California 90505 ("Client").

                                R E C I T A L S

         WHEREAS, Consultant has expertise in strategic planning and corporate development and provides services designed to improve performance results achieved by specified companies, which services consist primarily of identifying such companies' strengths and weaknesses and developing a strategy to complement or mitigate such attributes in a manner to heighten public interest in such companies, and may include identifying potential acquisition or divestiture opportunities or other avenues of implementation consistent with such planning; and

         WHEREAS, Consultant has expertise in public relations and provides services designed to heighten public awareness of the business conducted and performance results achieved by specified companies, which services consist primarily of organizing and assembling information provided to the Consultant by the Client in a format which profiles the Client and which is conducive to dissemination in appropriate information channels and networks, and disseminating such information; and

         WHEREAS, Client wishes to enlist Consultant to provide such services, and Consultant and Client wish to formalize in a written agreement the terms and conditions under which Consultant will provide such services to Client.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. INCORPORATION OF RECITALS. The foregoing recitals are incorporated herein by reference and made a part hereof as though set forth at length throughout the rest of this Agreement.

         2. INFORMATION TO BE FURNISHED BY CLIENT. Client shall furnish Consultant with current public information about Client, including any and all statements and reports filed by Client with the United States Securities and Exchange Commission, its most recent annual report to shareholders, any share offerings, either registered or unregistered, and shall also provide any other public information reasonably requested by Consultant. Client shall not provide to Consultant any confidential or nonpublic information concerning Client, and any and all information concerning client provided to Consultant by Client shall be deemed nonconfidential and public.
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         3.      TERM.  The term of this Agreement shall be for a period of one (1) year, commencing on the date hereof and terminating on December 31, 1997, unless terminated earlier pursuant to Paragraph 4 below. The Client and Consultant may mutually agree to extend the Agreement for additional periods. In the absence of such an agreement, this Agreement shall automatically terminate upon the Expiration Date.

         4.      TERMINATION.

         (a) If Consultant, or any of its employees, agents or representatives (i) is convicted of a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, (ii) engages in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of its duties hereunder or otherwise to the detriment of Client; or (iii) breaches in any material respect the terms and provisions of this Agreement and fails to cure such breach within ten (10) days following written notice from the Client specifying such breach; then Client may terminate this Agreement hereunder on written notice given to Consultant at any time not less than three (3) days following the occurrence of any of the events described in clauses (i) through (iv) above.

         (b) If Client, or any of its officers or directors (i) is convicted of a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, (ii) engages in willful misconduct, willful or gross neglect, fraud, misappropriation, or misrepresentation or failure to disclose information as required hereunder to the detriment of Consultant; or
(iii) breaches in any material respect the terms and provisions of this Agreement and fails to cure such breach within ten (10) days following written notice from the Consultant specifying such breach; then Consultant may terminate this Agreement hereunder on written notice given to Client at any time not less than three (3) days following the occurrence of any of the events described in clauses (i) through (iv) above.

         5.      SERVICES TO BE PROVIDED BY CONSULTANT

         (a) Consultant shall provide through December 31, 1997, unless otherwise extended or terminated pursuant to the provisions herein, consultation to Client as requested by the Client in consideration of the compensation provided under this Agreement.

         (b) Consultant shall further exercise its best efforts to coordinate with Client management the process by which a concise and comprehensive strategy for the ongoing development of the Client is planned, which plan may include recommendations for the acquisition of new business elements or components, or divestiture of existing ones. Consultant shall use its knowledge of market conditions and the terms of general investor public acceptance to advise Client in the development of such strategy.

         (c) Consultant shall further exercise its best efforts to identify and establish appropriate informational channels and networks capable of maximizing dissemination of Client Information to licensed brokers and dealers in jurisdictions where the Client's common stock has been legally qualified for secondary trading. Consultant shall also exercise its best efforts to assemble and organize Client Information in a format and medium which best facilitates dissemination through
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such channels and networks, and shall further exercise its best efforts to instigate and facilitate such dissemination.

         (d) Consultant agrees to perform its duties hereto as an independent contractor. Nothing contained herein shall be considered to create the relationship of employer-employee between the parties to this Agreement. Client shall not be liable to third parties for the acts of Consultant or its servants or agents in performing its duties hereunder, except in the case of damages or injuries caused directly by Client's agents or employees, or if
Consultant shall have been acting on behalf of Client.    Client shall not make
social security, workers' compensation or unemployment insurance payments on behalf of Consultant.

         (e) It is acknowledged by Client that Consultant carries no professional licenses and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws.

         6.      WARRANTIES AND REPRESENTATIONS OF CONSULTANT.

         (a) Neither the entering into nor the delivery of this Agreement nor the completion of the transaction contemplated hereby by Consultant will result in the violation of: (i) any agreement to which Consultant is a party or by which Consultant is bound and (ii) any applicable law, including but not limited to, federal and state securities laws.

         (b) Consultant and its personnel shall comply with all applicable statutes, rules and regulations governing all aspects of the services to be performed under this Agreement.

         (c) Neither Consultant, its employees, agents or officers (or any other person serving in a similar capacity):

                 (i) Has been convicted within ten years prior hereto of any crime or offense involving the purchase or sale of any security; involving the making of a false statement with the Securities and Exchange Commission ("Commission"); or has been convicted or charged with a crime or offense arising out of Consultant engaging in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser.

                 (ii) Is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security; involving the making of a false statement with the Commission; or has been convicted or charged with a crime or offense arising out of such person engaging in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser.

                 (iii) Is subject to an order of the Commission entered pursuant to Section 15 (b) , 15B (a) , or 15B (c) of the Exchange Act; has been found by the Commission to be a cause of any such order which is still in effect; or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940.

                 (iv) Is subject to a United States Postal Service fraud order or is subject to any restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to any conduct alleged to constitute postal fraud.

         7.      WARRANTIES AND REPRESENTATIONS OF CLIENT.

         (a) Client has good and sufficient corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Client and, assuming due authorization, execution and delivery by Client, constitutes the legal, valid and binding obligation of Client enforceable against Client in accordance with its terms.

         (b) Neither the entering into nor the delivery of this Agreement nor the completion of the transaction contemplated hereby by Client will result in the violation of: (i) any of the provisions of Client's charter documents,
(ii) any agreement to which Client is a party or by which Client is bound and
(iii) any applicable law.

         (c) Client will make available to Consultant, upon Consultant's request, any and all information regarding Consultant, which Consultant deems necessary in order to perform his obligations under this Agreement.

         8.      COMPENSATION.    In consideration of the services to be
rendered hereunder, and subject to the Consultant's full and faithful performance of its obligations hereunder throughout the entire term of this Agreement, Client agrees to pay a $300,000 flat fee to consultant within five business days after the expiration of the full term hereof. As additional consideration hereunder, Client agrees to issue to Consultant, upon execution hereof, an option to purchase common stock of the Client substantially in the form and substance of Exhibit "A" hereto. Notwithstanding anything to the contrary herein, Client may withhold payment of all or any portion of the $300,000 flat fee if the Board of directors of the Client determines in good faith that the fair market value of the services actually rendered by Consultant hereunder is substantially less than $300,000.

         9. REIMBURSEMENT FOR EXPENSES. Consultant shall be entitled to be reimbursed by Client for reasonable out-of-pocket expenses incurred by Consultant in performing the services agreed to under this Agreement, upon submission by Consultant to Client of vouchers supporting such expenditures. However, notwithstanding the foregoing, in no event shall Consultant incur any expenses, either singularly or in the aggregate, on behalf of Client hereunder in excess of $250 without the prior written consent of Client.

         10. SUCCESSORS; AFFILIATES. This Agreement shall inure to the benefit of and be binding upon Client, its successors and assigns, including, without limitation, any person, partnership or corporation which may acquire all or substantially all of Client's assets in business, or with or into which Client may be consolidated, merged or otherwise reorganized, and this provision shall apply in the event of any subsequent merger, consolidation, reorganization, or transfer. Consultant may transfer or assign this Agreement or any of the rights granted hereunder to an entity owned completely by Consultant, provided such transfer or assignment does not violate any applicable law and such assignment does not relieve Consultant of his obligations hereunder and any costs shall be borne by Consultant.

         11. SEVERABILITY. Consultant acknowledges and agrees that it has had an opportunity to seek advice of counsel in connection with this Agreement. If it is determined that any of the provisions of this Agreement, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         12. NOTICE AND WAIVERS. Any notice, waiver, demand or other communication required or permitted by this Agreement must be in writing and shall be deemed to have been given and received (i) if delivered by messenger, when delivered, or (ii) if mailed, on the third business day after deposit in the United States mail, certified or registered postage prepaid, return receipt requested, (iii) if faxed, telexed or telegraphed, six hours after being dispatched by fax, telegram or telex; in every case addressed to the party to be notified as follows:


If to Consultant:

Jens Olsen
c/o Olsen & Associates Consulting, Inc.
230 Park Avenue, Suite 1000
New York, New York 10169
Telephone #(212) 808-3048
Facsimile #(212) 697-0317
Attention:  Mr. Jens Olsen, President



If to Client:

Capitol Communities Corporation
25550 Hawthorne  Boulevard, Suite 207
Torrance, California 90505
Telephone #(310) 375-2266
Facsimile #(310) 375-3841
Attention:  Mr. Michael G. Todd, President

or to such other addresses as may be designated in writing by either of the parties.

         13.     ENTIRE AGREEMENT.   This Agreement contains the entire
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         14. WAIVER AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other further exercise thereof or the exercise of any other such right, power or privilege.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

         16. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

         17. HEADINGS. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.


IN WITNESS WHEREOF, Client and Consultant have executed this Agreement on the date first written above.

Consultant:

By: /s/ Jens Olsen



Client:

Capitol Communities Corporation

By: /s/ Michael G. Todd, President

                                   EXHIBIT  A

                             STOCK OPTION AGREEMENT

         AGREEMENT is made this 7th day of October, 1996 by and between Jens Olsen (hereinafter referred to as "Consultant"), and Capitol Communities Corporation (hereinafter referred to as the "Corporation").

         WHEREAS, Consultant is an important and valuable consultant to the Corporation, and the Corporation deems it to be in its interest to secure the services of Consultant for the Corporation or such of its subsidiary companies as may be designated by the Corporation; and,

         WHEREAS, the Corporation desires to enter into this Agreement with Consultant containing the terms and conditions hereinafter set forth and to grant him an option to purchase shares of the Common Stock of the Corporation;

         NOW THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Option. In consideration of the foregoing, the Corporation hereby grants to Consultant the right and option (hereinafter referred to as "the options"), to purchase five hundred thousand (500,000) shares of the Corporation's Common Stock ("Shares") at prices as defined by Attachment A hereto. This option is granted pursuant to the terms and conditions of the Financial Consultant Agreement between Capitol Communities Corporation and Jens Olsen dated the 7th of October, 1996.

         2. Method of Exercising Options. The options may be exercised in whole at any time after the permitted exercise date hereunder or in part from time to time (but only in multiples of 25,000 shares unless such exercise is as to the remaining balance of this option), by giving to the Corporation notice in writing to that effect. The options evidenced hereby shall be exercisable by the delivery to and receipt by the Consultant (i) a written notice of election to exercise in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by the payment of the full purchase price thereof in cash or certified check payable to the order of the Corporation. Notwithstanding the foregoing or anything else herein to the contrary, (a) Consultant may, at his option, pay the purchase price for any stock purchased hereunder by offsetting the cash purchase price payable hereunder against any documented amounts owed to Consultant by the Corporation regardless of when such amounts might otherwise be payable, and (b) Consultant may not exercise any of the options hereunder prior to the effective date of the Company's Current Report filed on SEC Form 8-K concerning the consulting agreement and any other matters that the Corporation may deem appropriate for inclusion to such report.

         3. Restriction Against Assignment. Except as otherwise expressly provided above, Consultant agrees on behalf of itself and of any other person or persons claiming any benefits by virtue of this Agreement, that this Agreement and the rights, interest and benefits under it shall not be assigned, transferred, pledged or hypothecated in any way by Consultant or any other person claiming under Consultant by virtue of this Agreement. Such rights, interests or benefits shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of this Agreement or of such rights, interests, and benefits contrary to the preceding provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

         4. Notices. Any notice to be given by Consultant as required by this Agreement shall be sent to the Corporation at its principal executive offices and any notice from the Corporation to Consultant shall be sent to Consultant at its address as appears on the Corporation's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.

         5. Expiration. The Stock Option Agreement shall expire at 12:00 P.M. Pacific Standard Time on December 31, 1997, unless the Financial Consultant Agreement is terminated earlier pursuant to its Paragraph 4. Upon expiration of the Stock Option Agreement, any options not then exercised shall be canceled and thereafter be null and void, unless the Stock Option Agreement is extended, which shall only be by written instrument signed by the Client prior to the expiration of the Stock Option Agreement

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the date first written above.


Capitol Communities Corporation

By: /s/ Michael G. Todd, President


ATTEST:

By: /s/ Ronald Campbell, Secretary

                                 ATTACHMENT  A



         PRICE            NUMBER           NET TO           PERMITTED
         PER SHARE        OF SHARES        CAPITOL          EXERCISE DATE
         ---------        ---------        -------          -------------
         $2.00            200,000          $400,000         Form 8-K
         $2.50             50,000           125,000         Form 8-K
         $2.75             50,000           137,500         Form 8-K
         $3.00             50,000           150,000         Dec. 6, 1996
         $3.25             50,000           162,500         Dec. 6, 1996
         $3.50             50,000           175,000         Feb. 6, 1997
         $4.00             50,000           200,000         Feb. 6, 1997
                           ------           -------
         TOTAL            500,000        $1,350,000

                                 ATTACHMENT  B


                              NOTICE  OF  EXERCISE


TO:      CAPITOL COMMUNITIES CORPORATION

         1. The undersigned hereby elects to purchase __________________ shares of Common Stock of Capitol Communities Corporation pursuant to the terms of the attached Stock Option Agreement, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                  ____________________________________________
                                     (Name)

                  ____________________________________________


                  ____________________________________________
                                   (Address)

                  ____________________________________________
                      (Social Security or Tax I.D. Number)


         3. I acknowledge that I have received no formal prospectus or offering memorandum describing the business and operations of the Company. I have, however, by virtue of my involvement with the Company, been given access to all information that I believe is material to my decision to exercise the stock option referred to above. I have had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning its business operations. Any questions raised by me have been answered to my satisfaction.


                 Date:_____________________, 19____


                 __________________________________
                 Purchaser


Fax to: Michael G. Todd, Capitol Communities Corp., (310) 375-3841 John Troster, Olde Monmouth Stock Transfer, (908) 872-2727